EXHIBIT 10.10B

PENTASAFE, INC.

THIRD AMENDED AND RESTATED

1998 STOCK PURCHASE AND OPTION PLAN

Section 1. Purpose of Plan

The purpose of the Third Amended and Restated PentaSafe, Inc. 1998 Stock Option Plan (the “Plan”) is:

(a) to secure for PentaSafe Security Technologies, Inc., a Texas corporation (the “Company”), and its shareholders the benefits of the incentive inherent in the ownership of the common stock of the Company by the directors, officers and key employees of the Company who will be largely responsible for the Company’s future growth and financial success;

(b) to promote the long term financial interests and growth of the Company and its affiliates by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(c) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

(d) to further the alignment of interests of participants with those of the shareholders of the Company through opportunities for increased stock, or stock-based, ownership in the Company.

Section 2. Definitions

As used in the Plan, the following words shall have the following meanings:

“Affiliate” means, with respect to the Company, any corporation directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board of Directors of the Company in which the Company or an Affiliate has an interest.

“Board of Directors” means the Board of Directors of the Company.

“Change of Control” means the occurrence of any of the following events: (i) any person, entity or group of (as such terms are used in Section 13(d) or 14(d) of the Exchange Act) persons or entities becomes a “beneficial owner” (as determined pursuant to Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of securities of the Company having 50% or more of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company; (ii) at any time during any 24-month period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election, or nomination for election by the shareholders of the Company, to the Board of Directors was approved by a majority of the directors then still in office who either were

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directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (iii) the Board of Directors approves an agreement providing for the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, to any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) other than a wholly-owned subsidiary of the Company; (iv) the Board of Directors approves an agreement providing for the merger or consolidation of the Company with another corporation, other than a merger in which the Company would be the surviving corporation and which would result in (a) securities having 50% or more of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the surviving corporation being “beneficially owned” (as determined pursuant to Rules 13d-3 and 13d-5 under the Exchange Act) by the holders of the capital stock of the Company immediately prior to such merger and (b) no “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) “beneficially owning” (as determined pursuant to Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, securities having 33% or more of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the surviving corporation; or (v) the Board of Directors approves a plan for the liquidation or dissolution of the Company.

“Committee” means the Compensation Committee of the Board of Directors.

“Common Stock” or “Share” means common stock of the Company, no par value per share, which may be authorized but unissued, or issued and reacquired.

“Employee” means (i) a person, including an officer, in the regular full-time employment of the Company or one of its Affiliates who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Company or (ii) any other consultant, contractor or third person who provides material services to the Company as determined by the Committee or the Board of Directors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean (i) if on the date as of which Fair Market Value is being determined the Common Stock is listed on a national securities exchange or is quoted in the NASDAQ System or the over-the-counter market, the last sale price, regular way, of such security on the principal national securities exchange on which such security is at the time listed, (ii) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, (iii) if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, (iv) if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case of clauses (i)-(iv) averaged over a

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period of 20 days consisting of the day as of which Fair Market Value is being determined and the latest 19 consecutive trading days prior to such day, or (v) if the Common Stock is not publicly traded, then the fair market value of the Common Stock as determined in good faith by the Committee.

“Grant” means an award made to a Participant pursuant to the Plan and described in Section 5, including, without limitation, an award of an Incentive Stock Option, Stock Option, Stock Appreciation Right, Dividend Equivalent Right, Restricted Stock, Purchase Stock, Performance Units, Performance Shares or Other Stock Based Grant or any combination of the foregoing.

“Grant Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

“Participant” means an Employee, director or other person having a unique relationship with the Company or one of its Affiliates, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan.

“Stock-Based Grants” means the collective reference to the grant of Stock Appreciation Rights, Dividend Equivalent Rights, Restricted Stock, Performance Units, Performance Shares and Other Stock Based Grants.

“Stock Options” means the collective reference to “Incentive Stock Options” and “Other Stock Options”.

“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the companies, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 3. Administration of Plan

(a) The Plan shall be administered by the Committee. Except as provided in Section 4, the members of the Committee shall be eligible to be selected for Grants under the Plan. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power to interpret the Plan and to adopt such rules (the “Plan Rules”) for the administration, interpretation and application of the Plan as are consistent herewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Grant. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and the Grant Agreement.

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(b) The Committee may delegate to the President and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe, except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act.

(c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

Section 4. Eligibility

The Committee may from time to time make Grants under the Plan to such Employees, directors or other persons having a unique relationship with the Company or any of its Affiliates, and in such form and having such terms, conditions and limitations as the Committee may determine. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan.

Section 5. Grants

From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee’s sole discretion:

(a) Incentive Stock Options – “Incentive Stock Options” are stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), to purchase Common Stock. In addition to other restrictions contained in the Plan, an option granted under this Section 5(a), (i) may not be exercised more than 10 years after the date it is granted, (ii) may not have an option price less than the Fair Market Value of Common Stock on the date the option is granted, (iii) must otherwise comply with Code Section 422, and (iv) must be designated as an “Incentive Stock Option” by the Committee. The maximum aggregate Fair Market Value of Common Stock (determined at the time of each Grant) with respect to which Incentive Stock Options are first exercisable with respect to any Participant under this Plan and any Incentive Stock Options granted to the Participant in any calendar year under any plans of the Company or any Subsidiary in any such year is $100,000. Payment of the option price shall be made in accordance with the terms of Section 6, the Grant Agreement and any applicable Plan Rules in effect at the time.

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(b) Other Stock Options – “Other Stock Options” are options to purchase Common Stock which are not designated by the Committee as “Incentive Stock Options”. At the time of the Grant the Committee shall determine, and shall include in the Grant Agreement or the Plan Rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition of Purchase Shares under Section 5(e) by the Optionee. In addition to other restrictions contained in the Plan, an option granted under this Section 5(b), (i) may not be exercised more than 10 years after the date it is granted and (ii) may not have an option exercise price less than 50% of the Fair Market Value of Common Stock on the date the option is granted. Payment of the option price shall be made in accordance with the terms of Section 6, the Grant Agreement and any applicable Plan Rules in effect at the time.

(c) Stock Appreciation Rights – “Stock Appreciation Rights” are rights that upon exercise entitle the holder to receive cash or stock having a value equal to the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Fair Market Value on the date of Grant (the “Base Value”) multiplied by (iii) the number of rights exercised as determined by the Committee. Stock Appreciation Rights granted under the Plan may, but need not be, granted in conjunction with a Stock Option under Section 5(a) or 5(b). The Committee, in the Grant Agreement or by the Plan Rules, may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it deems appropriate.

(d) Restricted Stock – “Restricted Stock” is Common Stock delivered to a Participant with or without payment of consideration with such restrictions or conditions on the Participant’s right to transfer or sell such stock as the Committee shall determine; provided that the price of any Restricted Stock delivered for consideration and not as bonus stock may not be less than 50% of the Fair Market Value of Common Stock on the date such Restricted Stock is granted or the price of such Restricted Stock may be the par value. Dividends payable on Restricted Stock may be paid in additional shares of Restricted Stock equal to the cash dividend payable on the Restricted Stock if a Participant irrevocably elects so in writing in the calendar year preceding the Grant of such Restricted Stock. The number of shares of Restricted Stock and the restrictions or conditions on such shares shall be as the Committee determines, in the Grant Agreement or by the Plan Rules, and the certificate for the Restricted Stock shall bear evidence of the restrictions or conditions. No Restricted Stock may have a restriction period of less than 6 months, other than in the case of death or disability.

(e) Purchase Stock – “Purchase Stock” is Common Stock that is offered to a Participant at such price as determined by the Committee, the acquisition of which will make him eligible to receive under the Plan, including, but not limited to, Other Stock Options; provided, however, that the price of such Purchase Shares may not be less than 50% of the Fair Market Value of the Common Stock on the date such shares of Purchase Stock are offered.

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(f) Dividend Equivalent Rights – “Dividend Equivalent Rights” are rights to receive cash payments from the Company at the same time and in the same amount as any cash dividends paid on an equal number of shares of Common Stock to shareholders of record during the period such rights are effective. The Committee, in the Grant Agreement or by the Plan Rules, may impose such restrictions and conditions on the Dividend Equivalent Rights, including the date such rights will terminate, as it deems appropriate, and may terminate, amend, or suspend such Dividend Equivalent Rights at any time.

(g) Performance Units – “Performance Units” are rights to receive at a future date payment in cash of an amount equal to all or a portion of the value of a unit granted by the Committee. At the time of the Grant, in the Grant Agreement or by the Plan Rules, the Committee shall determine the base value of the unit, the performance factors applicable to the determination of the ultimate payment value of the unit and the period over which such performance factors will be measured. These factors must include a minimum performance standard for the Company below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which the Company’s performance will be measured shall be not less than six months.

(h) Performance Shares – “Performance Shares” are rights to receive at a future date payment in cash or Common Stock, as determined by the Committee, of an amount equal to all or a portion of the average Fair Market Value for all days that the Common Stock is traded during the last forty-five (45) days of the specified period of performance of a specified number of shares of Common Stock at the end of a specified period based on such performance factors during the period. At the time of the Grant, the Committee, in the Grant Agreement or by the Plan Rules, will determine the factors which will govern the portion of the rights so payable and the period over which the Company’s performance will be measured. The factors will be based on the Company’s performance and must include a minimum performance standard for the Company below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which the Company’s performance will be measured shall be not less than six months. Performance Shares may be granted for no consideration.

(i) Other Stock-Based Grants - The Committee may make other Grants under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 5(d)) or other equity securities of the Company are or may in the future be acquired, or Grants denominated in stock units, including ones valued using measures other than market value. Other Stock-Based Grants may be granted with or without consideration; provided, however, that the price of any such Grant made for consideration that provides for the acquisition of shares of Common Stock or other equity securities of the Company may not be less than 50% of the Fair Market Value of the Common Stock or such other equity securities on the date of grant of such Grant. Such Other Stock-Based Grants may be made alone, in addition to or in tandem with any Grant of any type made under the Plan and must be consistent with the purposes of the Plan.

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Section 6. Payment of Option Price for Stock Options

The payment of the option price for all shares purchased pursuant to the exercise of Stock Options shall be (w) by cash or check in full on the date of exercise (such cash or check may be delivered on behalf of a Participant by a stock broker designated by the Company to whom the Participant has submitted an irrevocable notice of election, on forms approved by the Company, to sell shares of Common Stock deliverable upon exercise of a Stock Option), (x) through the delivery of shares of Common Stock having a Fair Market Value equal to the full amount of the exercise price, (y) by the withholding by the Company from the shares of Common Stock issuable upon any exercise of the option that number of shares having a Fair Market Value equal to such exercise price pursuant to a written election delivered to the Committee prior to the date of exercise, or (z) by a combination of such methods. The Committee shall determine acceptable methods for tendering Common Stock and may impose such limitations and prohibitions on the use of Common Stock to exercise a Stock Option as it deems appropriate.

Section 7. Limitations and Conditions

(a) The number of Shares available for Grants under this Plan shall be 1,374,274 shares of the authorized Common Stock as of August 1, 1999, subject to adjustment in accordance with Section 9 or 10 hereof. The number of Shares subject to Grants under this Plan to any one Participant shall not be more than 750,000 shares, subject to adjustment in accordance with Section 9 or 10 hereof. Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, cancelled or expire unexercised, shall immediately become available for Grants.

(b) No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for such limitations or conditions on such Grant as the Committee in its sole discretion may determine; provided that such limitations or conditions are set forth in writing in the Participant’s Grant Agreement.

(c) Nothing contained herein shall affect the right of the Company to terminate any Participant’s employment at any time or for any reason, with or without cause.

(d) Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

(e) Except as otherwise prescribed by the Committee, the amounts of the Grants for any employee of an Affiliate, along with interest, dividend, and other expenses accrued on deferred Grants, shall be charged to the Participant’s employer during the period for which the Grant is made. If the Participant is employed by more than one Affiliate or by both the Company and an Affiliate during the period for which the Grant

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is made, the Participant’s Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

(f) Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(g) Participants shall not be, and shall not have any of the rights or privileges of, shareholders of the Company in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Company to such Participants in accordance with the terms and procedures governing the exercise of any Grant set forth in the Participant’s Grant Agreement. The issuance of any Shares in connection with the exercise of a Grant may, in the sole and absolute discretion of the Company, be made contingent upon and subject to the Participant entering into a written agreement with the Company regarding the rights and obligations of the Participant as a stockholder of the Company.

(h) No election as to benefits or exercise of Stock Options, Stock Appreciation Rights, or other rights may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(i) Absent express provisions to the contrary, any Grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(j) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

Section 8. Transfers and Leaves of Absence

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among the Company and any Affiliate shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence.

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Section 9. Adjustments

In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, Change of Control or similar event, or as required under any Grant Agreement, the Committee may adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

Section 10. Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Stock Option or any Stock-Based Grant, the Committee may provide, with respect to the merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, a Change of Control or the recapitalization, reclassification, liquidation or dissolution of the Company, either (i) that such Stock Option or Stock-Based Grant cannot be exercised after such event, in which case the Committee shall also provide, either by the terms of such Stock Option or Stock-Based Grant or by a resolution adopted prior to the occurrence of such event, that for some period of time prior to such event, such Stock Option or Stock-Based Grant shall be exercisable as to all shares subject thereto which are exercisable or, by virtue of the event, become exercisable, notwithstanding anything to the contrary herein (but subject to the provisions of Section 7(b)) and that, upon the occurrence of such event, such Stock Option or Stock-Based Grant shall terminate and be of no further force or effect; or (ii) that even if the Stock Option or Stock-Based Grant shall remain exercisable after such event, from and after such event, any such Stock Option or Stock-Based Grant shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Stock Option or Stock-Based Grant could have been exercised immediately prior to such event.

In addition, in the event of a Change of Control, the Committee may, in its absolute discretion and on such terms and conditions as it deems appropriate, provide, either by the terms of such Stock Option or Stock-Based Grant or by a resolution adopted prior to the occurrence of the Change of Control, that such Stock Option or Stock-Based Grant shall be exercisable as to all or any portion of the shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Section 7(b)).

Section 11. Amendment and Termination

The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan; provided that, except for adjustments under Section 9 or 10 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant’s consent except as such modification is provided for or contemplated in the terms of the Grant. The Board of Directors may amend, suspend or terminate the Plan.

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Section 12. Withholding Taxes

The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver shares upon the exercise of a Stock Option or Stock Appreciation Right, upon payment of Performance Units or Performance Shares, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Grant that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any Grant Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock.

Section 13. Effective Date and Termination Dates

The Plan shall be effective on and as of the date of its approval by the shareholders of the Company and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Section 11; provided, however, that any payment under the Plan which would constitute a “parachute payment” under section 280G of the Code must be approved by a vote of 75% of the Company’s shareholders to be effective.

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PentaSafe Stock Option Plan and Agreements

TERMS AND CONDITIONS

OF

STOCK OPTION GRANT AGREEMENT

(for employees)

THIS ANNEX A is hereby appended and made a part of the Stock Option Grant Agreement, dated as of the Grant Date, between PentaSafe Security Technologies, Inc., a Texas corporation (the “Company”), and the Optionee, an employee of the Company or a Subsidiary (as hereinafter defined) or Affiliate (as hereinafter defined) of the Company.

WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of Common Stock;

WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of the Grant Agreement;

WHEREAS, the Committee (as hereinafter defined), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Option (as hereinafter defined) provided for herein and in the Grant Agreement to the Optionee, and has advised the Company thereof and instructed the duly authorized officers of the Company to issue said Option; and

WHEREAS, the Committee has determined that the Option granted hereunder shall be subject to certain conditions and restrictions set forth herein and that certain restrictions placed on the Common Stock under the Exercised Option Restriction Agreement should be placed on the Common Stock issued under the Plan;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Grant Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used herein or in the Grant Agreement, they shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.

“Affiliate” shall mean, with respect to the Company, any corporation directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board of Directors of the Company in which the Company or an Affiliate has an interest.

“Cause” shall have the meaning ascribed to such term in any written employment agreement between the Company and the Optionee or, to the extent there is no such

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written employment agreement between the Optionee and the Company, “Cause” shall mean (a) the commission of an act of fraud or embezzlement or other willful misconduct against the Company or its Affiliates (including the unauthorized disclosure of confidential or proprietary information of the Company or any of its Subsidiaries which results in material financial loss to the Company or any of its Affiliates), (b) the commission by the Optionee of a felony, or (c) the willful failure to render services to the Company or any of its Affiliates which failure amounts to a material neglect of duties to the Company or any of its Affiliates.

“Committee” shall mean the Compensation Committee of the Board of Directors of the Company.

“Common Stock” shall mean the common stock of the Company, no par value per share.

“Exercised Option Restriction Agreement” means an agreement in form and substance similar to the Exercised Option Agreement attached to the Grant Agreement as Annex C, between the Company and the Optionee that sets forth the rights and obligations of such Optionee in all Stock received upon the exercise of any Option.

“Good Reason” shall have the meaning ascribed to such term in any written employment agreement between the Company and the Optionee or, to the extent there is no such written employment agreement between the Optionee and the Company, “Good Reason” shall mean (i) any material reduction by the Company of Optionee’s authority, duties or responsibilities (except in connection with the termination of Optionee’s employment for Cause, as a result of Permanent Disability, or as a result of Optionee’s death or Retirement) or (ii) any material reduction by the Company in Optionee’s base salary.

“Grant Agreement” shall mean the Stock Option Grant Agreement, dated as of the Grant Date, between the Company and the Optionee to which this Annex A is appended and made a part thereof.

“Grant Date” shall mean the date of the Grant Agreement.

“Option” shall mean the option to purchase Common Stock granted under the Grant Agreement.

“Permanent Disability” shall mean the inability of the Optionee to engage in the activities required by the Optionee’s job by reason of any medically determined physical impairment or mental impairment which can be expected to result in death or which has lasted or can be expected to last for an aggregate of not less than 9 months in any 12-month period.

“Plan” shall mean the Third Amended and Restated PentaSafe, Inc. 1998 Stock Purchase and Option Plan, as amended from time to time.

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“Retirement” shall mean the voluntary termination of employment by the Optionee at age 62 or over (or such other age as may be approved by the Committee) after having been employed by the Company for a continuous period of at least three years.

“Secretary” shall mean the Secretary of the Company.

“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations (other than the last corporation in the unbroken chain), then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

ARTICLE II

GRANT OF OPTION

Section 2.1 - Exercise Price

Subject to Section 2.3, the exercise price of the shares of Common Stock covered by the Option shall be the price per share set forth in the Grant Agreement, without commission or other charge.

Section 2.2 - Consideration to the Company

In consideration of the granting of the Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or a Subsidiary or Affiliate thereof, with such duties and responsibilities as are commensurate with the Optionee’s position with the Company. Nothing contained herein, in the Grant Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or Affiliate thereof or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without Cause, subject to the terms of any applicable written agreement between the Optionee and the Company.

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ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1 - Commencement of Exercisability

(a) Unless otherwise set forth in the Grant Agreement, the Option shall vest and become exercisable as to one-fourth of the shares of Common Stock subject thereto on the first day following a period of one year after the Grant Date and shall thereafter become exercisable as to an additional one-fourth of such shares on the first day following each subsequent year thereafter, such that all of the shares subject to the Option shall be exercisable on the day following the fourth anniversary of the Grant Date.

(b) The Optionee hereby acknowledges that (i) Common Stock purchasable under the Grant is subject to material restrictions on the transfer, voting and other rights of such Common Stock, in each case as set forth in the Exercised Option Restriction Agreement, (ii) upon the occurrence of certain events set forth in the Exercised Option Restriction Agreement, the Optionee may forfeit all right, title and interest in all of the Common Stock purchasable under the Grant and (iii) the exercise of the Grant shall be subject to and contingent upon the execution and delivery of the Exercised Option Restriction Agreement by the Optionee.

(c) Notwithstanding Section 3.1(a), in the event Optionee’s employment is terminated by reason of death, Permanent Disability or Retirement then the Option shall become fully exercisable

Section 3.2 - Expiration of Option

The Option may not be exercised to any extent by the Optionee after the first to occur of the following events:

(a) The date upon which Optionee violates the Non-Solicitation and Non-Competition Agreement annexed hereto as Annex D or any other obligation or agreement between Optionee and the Company that governs Optionee’s (i) use of the Company’s Confidential Information, (ii) solicitation of the Company’s customers or employees, and (iii) competition with the Company; or

(b) The sixth anniversary of the Grant Date; or

(c) The first business day which is 90 calendar days after the date of the Optionee’s termination of employment by reason of death, Permanent Disability or Retirement; or

(d) The first business day which is 90 calendar days after termination of employment of the Optionee by the Company without Cause or by Optionee for Good Reason; or

PentaSafe Stock Option Plan and Agreements

(e) The date of an Optionee’s termination of employment by the Company with Cause or by Optionee without Good Reason; or

(f) The date upon which the Optionee pledges, hypothecates, grants a security interest in or a lien upon all or any portion of the Option; or

(g) The date of (i) any filing by the Optionee of any petition or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law, or any law or laws for the relief of, or relating to, debtors; (ii) the expiration of ninety (90) days following the filing of an involuntary petition under any bankruptcy statute against the Optionee, or the appointment of a custodian, receiver, sequestrator, trustee, assignee for the benefit of creditors, or other similar official to take possession, custody, or control of any of the properties of the Optionee, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within ninety (90) days from the date of such filing or appointment.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise and Periods of Unexercisability

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time and from time to time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

Section 4.3 - Manner of Exercise

The Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or the Secretary’s office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

(a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

PentaSafe Stock Option Plan and Agreements

(b) Payment for the shares with respect to which such Option or portion thereof is exercised (i) by cash or check on the date of exercise (such cash or check may be delivered on behalf of a Optionee by a stock broker designated by the Company to whom the Optionee has submitted an irrevocable notice of election, on forms approved by the Company, to sell shares of Common Stock deliverable upon exercise of an Option), (ii) through the delivery of shares of Common Stock having a Fair Market Value equal to the full amount of the exercise price, (iii) by the withholding by the Company from the shares of Common Stock issuable upon any exercise of the Option that number of shares having a Fair Market Value equal to such exercise price pursuant to a written election delivered to the Committee prior to the date of exercise, or (iv) by a combination of such methods; provided, the Committee may, in its absolute discretion, determine acceptable methods of payment for Common Stock and may impose such limitations and prohibitions on the method of payment as it deems appropriate;

(c) A written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the “Act”), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations;

(d) Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option, which payment shall be (i) by cash or check or (ii) by electing, pursuant to a written notice delivered to the Committee prior to the date of exercise, to have shares of Common Stock (having an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable tax withholding requirements) withheld from the shares deliverable upon such exercise; provided, the Committee may, in its absolute discretion, determine acceptable methods of withholding from payments for Common Stock and may impose such limitations and prohibitions on the method of withholding as it deems appropriate;

PentaSafe Stock Option Plan and Agreements

(e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

(f) An Exercised Option Restriction Agreement duly executed by the Optionee.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsections (c) and (f) above and the agreements herein. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares.

Section 4.4 - Conditions to Issuance of Stock Certificates

The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. Subject to Section 5.2 hereof, the Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(b) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.5 - Rights as Stockholder

The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until the Option has been exercised and the relevant shares purchased, whereupon the rights and privileges of the Optionee as a stockholder of the Company shall be governed by the Exercised Option Restriction Agreement, in accordance with Article V hereof.

PentaSafe Stock Option Plan and Agreements

ARTICLE V

STOCK RESTRICTIONS

Section 5.1 – Certain Restrictions

Pursuant to the definition of “Stock” under Article I of the Exercised Option Restriction Agreement (as defined in the Recitals hereto), any shares of Common Stock received by the holder of the Option as the result of the exercise of the Option granted hereunder shall be subject to all of the terms and provisions of Exercised Option Restriction Agreement.

Section 5.2 – Escrow

Upon issuance, the certificates evidencing all shares of Common Stock received by the holder of the Option as the result of the exercise of the Option granted hereunder shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement, but only to the extent such shares have not been registered pursuant to the Securities Act of 1993, as amended. Any new, substituted or additional securities received by the Optionee in respect of the shares of Common Stock received by the Optionee as a result of the exercise of the Option shall immediately be delivered to the Company to be held in escrow. All regular cash dividends on any shares held in escrow pursuant to this Agreement (or other securities at the time held in escrow) shall be paid directly to the Optionee and shall not be held in escrow. All shares of Common Stock held in escrow hereunder, together with any other assets or securities held in escrow hereunder, shall be surrendered to the Company for repurchase and cancellation in accordance with the terms of the Exercised Option Restriction Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 - Option Not Transferable

Neither the Option nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 6.1 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 6.2 - Shares to Be Reserved

The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Grant Agreement.

PentaSafe Stock Option Plan and Agreements

Section 6.3 - Notices

Any notice to be given under the terms of the Grant Agreement to the Company shall be addressed to the Company in care of its Secretary at the address set forth in the Grant Agreement, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature in the Grant Agreement. By a notice given pursuant to this Section 6.3, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 6.3. Any notice shall have been deemed duly given (i) when delivered by hand, (ii) two business days after being mailed, certified or registered mail, return receipt requested, with postage prepaid, (iii) when sent by telegram or telecopy (the receipt of which is confirmed) or (iv) one business day after being sent by Express Mail, Federal Express or other nationally recognized overnight courier service.

Section 6.4 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 6.5 - Applicability of Plan

The Option and the shares of Common Stock issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan to the extent applicable to the Option and such shares. In the event of any conflict between the Grant Agreement and the Plan, the terms of the Plan shall control.

Section 6.6 - Amendment

The Grant Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending the Grant Agreement.

Section 6.7 - Governing Law

THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE AND ENFORCEABILITY OF THE TERMS OF THIS AGREEMENT REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAWS.

Section 6.8 - Jurisdiction

The Optionee and the Company (i) hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Texas located in Harris County and the United States District Court for the Southern District of Texas, for the purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof or any of the transactions contemplated hereby brought by

PentaSafe Stock Option Plan and Agreements

the Optionee or the Company or their respective successors or assigns, (ii) hereby irrevocably agree that all claims in respect of such suits, actions or proceedings may be heard and determined in such Texas State court or, to the fullest extent permitted by law, in the United States District Court for the Southern District of Texas and (iii) to the extent permitted by applicable law, hereby irrevocably waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Grant Agreement or the subject matter thereof may not be enforced in or by such court. A final judgement obtained in respect of any action, suit or proceeding referred to in this Section 6.8 shall be conclusive and may be enforced in other jurisdictions by suit or judgement or in any manner as provided by applicable law.

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PentaSafe Stock Option Plan and Agreements

EXERCISED OPTION RESTRICTION AGREEMENT

THIS EXERCISED OPTION RESTRICTION AGREEMENT (the “Agreement”), dated                          ,             , between              , a resident of             (together with his permitted successors and assigns, the “Shareholder”) and PentaSafe Security Technologies, Inc., a Texas corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Second Amended and Restated Articles of Incorporation of the Company, as amended (the “Amended Charter”), provide that the Company is authorized to issue up to 50,000,000 shares of common stock, no par value per share (the “Common Stock”);

WHEREAS, as of the date hereof, the Third Amended and Restated PentaSafe, Inc. 1998 PentaSafe Stock Purchase and Option Plan (as amended from time to time, the “Plan”) is in full force and effect;

WHEREAS, pursuant to the terms of that certain Stock Option Grant Agreement, dated as of              (the “Grant Agreement”), between the Company and the Shareholder, the Shareholder was granted an option to purchase              shares of Common Stock at an exercise price of $              per share (the “Option Exercise Price”), in accordance with the terms of the Grant Agreement (the “Option”);

WHEREAS, contemporaneously herewith, the Shareholder desires to exercise the Option and the Company wishes to afford the Shareholder the opportunity to exercise the Option and purchase              shares of Common Stock (together with all other shares of Common Stock acquired by the Shareholder on and after the date hereof whether by exercise of the Option or another option, or by stock split, stock dividend, recapitalization, reclassification or any other adjustment, the “Stock”), in accordance with the terms of the Grant Agreement and the Plan;

WHEREAS, the Stock shall be subject to certain conditions and restrictions set forth herein and pursuant to the Grant Agreement and the Plan the exercise of the Option is subject to and conditioned upon the Shareholder executing and delivering this Agreement to the Company; and

WHEREAS, the parties mutually agree that it is to their mutual benefit and in the best interests of the Company to provide for the effective control and management of the Company, to provide for the orderly transition of ownership in the event of the termination of the Shareholder’s interest in the Company, to provide for the purchase of the Shareholder’s capital stock under certain specified conditions and to provide the funds necessary to carry out such purchases;

PentaSafe Stock Option Plan and Agreements

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder and the Company hereby agree as follows:

ARTICLE 1

DEFINITIONS

The following definitions shall control the meanings of the respective terms as used in this Agreement:

“Board” means the Board of Directors of the Company.

“Closing Date” means (i) except as provided in Subsection 2.3(f) of this Agreement, the first business day on or after the thirtieth (30th) day following the acceptance of an offer pursuant to this Agreement with respect to the Stock offered and (ii) with respect to a purchase by the Company pursuant to Subsection 2.3(f) of this Agreement, the date provided for closing in such subsection.

“Competition” means an association with any person, corporation or organization which engages in the business of software for auditing and security tools, including, but not limited to, becoming an owner of 10% or more of the issued and outstanding equity (this calculation to be made without giving effect to any convertible securities), employee, officer, shareholder, partner, or director of such other business. The Board shall determine in good faith whether the Shareholder is in Competition with the Company for purposes of this Agreement.

“Confidential Information” means information of any nature and in any form which at the time or times concerned is not generally known to those persons engaged in a business similar to that conducted or contemplated by the Company and which relates to any one or more of the aspects of the present or past business of the Company or its predecessors, including, but not limited to, development projects; devices or computer programs (whether embodied in source or object code); policies, processes, formulas, techniques, know-how and other knowledge, information, trade secrets, trade practices or facts relating to sales, advertising promotions, financial matters, customers, lists of customer suppliers or manufacturers representatives or other distributors, customers’ purchases, and information relating to the business of the Company, the methods used by the Company in procuring materials, services and supplies (including any and all of its sources for the procurement of materials, services and supplies), information about the ownership of the Company and its subsidiaries or affiliates, information relating to future business strategy and any price sensitive information, and business or personal information about the shareholders of the Company or its subsidiaries or affiliates.

“Involuntary Assignment or Other Transfer” means (i) the filing by the Shareholder of any petition or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law, or any law or laws for the relief of, or relating to, debtors; (ii) the expiration of ninety (90) days following the filing of an involuntary petition under any bankruptcy statute against the Shareholder, or the appointment of a custodian, receiver, sequestrator, trustee, assignee for the benefit of creditors, or other similar official to take possession, custody, or control of any of the properties of the Shareholder, unless such petition or appointment is set aside or withdrawn or ceases to be in effect

PentaSafe Stock Option Plan and Agreements

within ninety (90) days from the date of such filing or appointment; (iii) the expiration of thirty (30) days following the levy of a writ of execution, attachment, garnishment, or other similar process of law against any Stock, unless such writ is paid, released, quashed, or bonded within thirty (30) days following the date of such levy; or (iv) any act, demand, or attempt to realize upon any Stock as collateral security for an indebtedness or obligation. For purposes of Section 2.2, any event specified in clauses (i) or (ii) above in respect of the Shareholder shall be deemed to have occurred with respect to all Stock held or owned (of record, beneficially or otherwise) by the Shareholder.

“IPO” means an initial public offering of the Common Stock upon the effectiveness of a registration statement on Form S-1 or similar form under the Securities Act of 1933, as amended.

“Permitted Transfer” means any assignment, conveyance, sale or other transfer of all or any part of the Shareholder’s Stock permitted by the terms of this Agreement or for which the Shareholder has obtained the prior written consent of the Company.

“Plan” has the meaning specified in the Recitals hereto.

“Shareholder” has the meaning set forth in the Preamble hereto.

“Stock” has the meaning set forth in the Recitals hereto.

“Voluntary Assignment or Other Transfer” means any assignment, conveyance, sale, encumbrance or other transfer of all or any part of the Shareholder’s Stock, other than any (i) Involuntary Assignment or Other Transfer or (ii) Permitted Transfer.

ARTICLE 2

OFFERING EVENTS

2.1 Voluntary Assignment or Other Transfer. The Shareholder shall not make any Voluntary Assignment or Other Transfer of all or any portion of the Stock. Any attempted or purported Voluntary Assignment or Other Transfer of the Stock (i) shall be void and of no force and effect, (ii) shall not be effective to assign, convey, sell, encumber or otherwise transfer any right, title or interest in the Stock to any person other than the Company and (iii) shall not be recognized on the stock transfer ledger of the Company or any transfer agent.

2.2 Involuntary Assignment or Other Transfer. If an Involuntary Assignment or Other Transfer of all or any part of the Stock of the Shareholder occurs, the Shareholder shall deliver to the Company written notice of such Involuntary Assignment or Other Transfer within ten (10) days after its occurrence. Receipt of such notice by the Company shall constitute receipt by the Company of an offer to sell the portion of the Shareholder’s Stock that is subject to such Involuntary Assignment or Other Transfer at a price determined in accordance with Article 4, to the extent permitted by applicable law.

PentaSafe Stock Option Plan and Agreements

2.3 Competition. If the Shareholder (i) is an employee as of the date hereof, (ii) becomes an employee subsequent to the date hereof or (iii) was an employee at any time within 180 days prior to the date hereof and the Company shall determine that the Shareholder is in Competition with the Company, the Company shall give notice of such Competition to the Shareholder. Upon receipt of such notice by the Shareholder, the Shareholder shall be deemed to have offered (on behalf of the Shareholder and the Shareholder’s Spouse) to the Company all of the Stock held or owned (of record, beneficially or otherwise) by the Shareholder and the Shareholder’s Spouse in accordance with Article 3 hereof, at a purchase price determined in accordance with Article 4. The Company shall be deemed to have received such offer upon the later of receipt by the Shareholder of such notice and the date hereof.

2.4 Change of Corporate Control. If the Shareholder is a corporation, partnership, limited liability company, or limited liability partnership and any one or more persons, regardless of whether or not such persons are acting in concert or contemporaneously, who are not shareholders, partners or members of the Shareholder as of the date of this Agreement shall acquire a majority of the voting stock in the Shareholder, then the Shareholder shall be deemed to have offered to the Company all of the Stock held or owned (of record, beneficially or otherwise) by the Shareholder in accordance with Article 3 hereof, at a price determined in accordance with Article 4. The Company shall be deemed to have received such offer upon acquiring actual knowledge of such acquisition.

2.5 Encumbrance of Stock. If the Shareholder pledges, hypothecates, grants a security interest in or a lien upon or in any other manner encumbers any of his Stock without the prior written consent of the Company, then the Shareholder shall be deemed to have offered all of the Stock held or owned (of record, beneficially or otherwise) by the Shareholder to the Company in accordance with Article 3 hereof, at a purchase price determined in accordance with Article 4. The Company shall be deemed to have received such offer upon acquiring actual knowledge of such encumbrance.

ARTICLE 3

EXERCISE OF THE COMPANY’S OPTIONS

3.1 Company’s Option. Upon receipt by the Company of any offer to sell from the Shareholder pursuant to the terms hereof, the Company shall have a period of thirty (30) days following delivery (in accordance with Section 10.15) of the Shareholder’s offer to elect to purchase such Stock. Unless the Shareholder shall otherwise consent, the Company, if it elects to purchase, shall purchase one hundred percent (100%) of such Stock.

3.2 Failure to Accept Offer. In the case of an offer under this Article 3 made pursuant to Section 2.2, the Shareholder or transferee, as applicable, may continue

PentaSafe Stock Option Plan and Agreements

to own or, subject to Section 10.10, acquire, as applicable, such portion of the Stock held or owned (of record, beneficially or otherwise) by the Shareholder not purchased by the Company in accordance with this Agreement. In the case of an offer under this Article 3 made pursuant to Section 2.5, subject to Section 10.10, the Shareholder may continue to own (and the person or entity in whose favor an encumbrance was created may, subject to Section 10.10, hold such encumbrance on) such portion of the Stock held or owned (of record, beneficially or otherwise) by the Shareholder not purchased by the Company in accordance with this Agreement. In the case of an offer under this Article made pursuant to Section 2.3 or 2.4, the Shareholder may continue to own such portion of the Stock held or owned (of record, beneficially or otherwise) by the Shareholder not purchased by the Company in accordance with this Agreement.

3.3 Acceptance of Offer. Upon receipt of an offer from the Shareholder, the Company may purchase the Stock offered by the Shareholder pursuant to this Agreement in accordance with the terms and provisions of this Article at the price and on the terms provided in Article 4. An acceptance of an offer becomes effective upon delivery (in accordance with Section 10.15) by the Shareholder of written notice of acceptance of the offer within the applicable time period as provided in this Article and Article 2.

ARTICLE 4

PAYMENT OF PURCHASE PRICE

4.1 Determination of Purchase Price. To the extent permitted by applicable law, the purchase price for Stock purchased under this Agreement shall be the greater of (i) the highest purchase price, determined on a per share basis, that was paid by any holder of Common Stock during the 12 months next preceding the date of the offer hereunder, (ii) an amount per share equal to (A) the product of 3.33 multiplied by the Company’s gross sales for the last twelve calendar months, divided by (B) the total number of shares of Common Stock issued and outstanding at the time of purchase and (iii) the current exercise price, determined on a per share basis as of the date of any purchase hereunder, that was offered to any holder of an option to purchase Common Stock.

4.2 Manner of Payment. The purchase price for the Stock with respect to which the Company has exercised its option hereunder shall be tendered to the Shareholder on the Closing Date at the offices of the Company and shall be payable entirely in cash. In no event shall the Company be obligated to pay the purchase price during any period in which the Shareholder is in Competition with the Company. At the closing, the Shareholder shall assign the Stock being purchased to the Company, free and clear of all liens, claims, and encumbrances and shall execute and deliver to the Company all documents which may be required to give effect to such purchase and sale.

PentaSafe Stock Option Plan and Agreements

ARTICLE 5

STOCK CERTIFICATES

5.1 Endorsement of Stock Certificates. All certificates for shares of Stock in the Company issued on or after the effective date of this Agreement shall be endorsed conspicuously with the words in bold as follows:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE EXERCISED OPTION RESTRICTION AGREEMENT, DATED                         ,              ( AS AMENDED FROM TIME TO TIME, THE “AGREEMENT”), BETWEEN AND THE COMPANY AND SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR ENCUMBERED EXCEPT IN STRICT ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT. THE COMPANY WILL FURNISH TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE, A COPY OF THE AGREEMENT.

5.2 Escrow. Upon issuance, the certificates evidencing all shares of Stock shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement, but only to the extent such Stock has not been registered pursuant to the Securities Act of 1993, as amended. Any new, substituted or additional securities received by the Shareholder in respect of the Stock shall immediately be delivered to the Company to be held in escrow. All regular cash dividends on any Stock held in escrow pursuant to this Agreement (or other securities at the time held in escrow) shall be paid directly to the Shareholder and shall not be held in escrow. All shares Stock held in escrow hereunder, together with any other assets or securities held in escrow hereunder, shall be surrendered to the Company for repurchase and cancellation in accordance with the terms of this Agreement.

ARTICLE 6

TRANSFERS TO THIRD PARTIES

6.1 Transfer in Violation of the Agreement. No transfer of any Stock may be made or shall be effective unless it is made in strict compliance with this Agreement. Any attempted or purported assignment, conveyance, sale, encumbrance or other transfer of any Stock in violation of this Agreement (i) shall be void and of no force and effect, (ii) shall not be effective to assign, convey, sell, encumber or otherwise transfer any right, title or interest in the Stock to any person other than the Company and (iii) shall not be recognized on the stock transfer ledger of the Company or any transfer agent.

PentaSafe Stock Option Plan and Agreements

6.2 Application to Transferees. All assignees, transferees, trustees, receivers, secured parties, creditors, successors, distributees, heirs, beneficiaries, donees or others who obtain an interest in the Stock by whatever means shall obtain such interest subject to the terms and provisions of this Agreement.

ARTICLE 7

NON-INTERFERENCE

7.1 Continuing Interest of the Shareholder. The Shareholder shall have no rights or interests with respect to any Stock following the Closing Date of the purchase of such Stock hereunder. The Shareholder agrees to execute such documents and to take such actions as may be reasonably requested by the Company in order to reflect any purchase of his Stock hereunder. The Company and the Shareholder shall each have the right to send notices of the severance of any relationship between the Shareholder and the Company.

7.2 Covenant of Non-Interference. The Shareholder hereby grants to the Company this covenant of non-interference, and agrees to refrain from any conduct, by word or act, that will reflect negatively in any material respect on the character or conduct of the Company.

7.3 Confidentiality. The Shareholder agrees not to disclose or reveal any Confidential Information of the Company at any time after the Closing Date.

ARTICLE 8

POWER OF ATTORNEY & VOTING RIGHTS

The Company, at the direction of the Board, solely in accordance with the terms and conditions of Article 8 hereof, shall have the sole power to vote any or all shares of the Shareholder’s Stock (whether or not the same shall have been transferred into the Company’s name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, for the liquidation of the assets of the Company, and, give all consents, waivers and ratifications in respect of the Stock and otherwise act with respect thereto as though the Company were the outright owner thereof . Pursuant to Arts. 2.30B and 2.29C of the Texas Business Corporation Act, the Shareholder hereby irrevocably constitutes and appoints the Board the proxy and attorney-in-fact of the Shareholder, with full power of substitution, to exercise all voting rights and grant or withhold all consents, waiver and ratifications in respect of the Stock of the Shareholder. This power of attorney shall be irrevocable as one coupled with an interest until the termination of this Agreement.

PentaSafe Stock Option Plan and Agreements

ARTICLE 9

TERMINATION PROVISIONS

Upon the consummation of an IPO (a “Termination Event”), this Agreement, and all the terms hereof, other than the terms and provisions (A) under all of the Sections of Articles 7 and 10 and (B) of any transfers effected prior to the consummation of a Termination Event hereunder shall terminate (the “Termination”) and shall no longer act or otherwise be effective to bind the Shareholders or the Company in any way. Any legends appearing on shares of Common Stock upon consummation of a Termination Event (other than any legends prohibiting the transfer thereof except in compliance with federal and state securities and blue sky laws) shall no longer be required and shall be removed upon request of the Shareholder. Notwithstanding the provisions of this Article 9, this Agreement shall remain a valid and enforceable agreement until such time as a Termination Event is consummated. No acts prior to the consummation of a Termination Event shall cause such termination. Any transactions, sales, transfers or other dispositions of the Stock up to the time of the consummation of a Termination Event shall be subject to the provisions of this Agreement.

ARTICLE 10

MISCELLANEOUS PROVISIONS

10.1 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and any additional parties hereto, and their executors, administrators, personal representatives, heirs, agents, legatees, successors, and assigns.

10.2 Additional Documents. All parties hereto agree to execute any and all documents and to perform any and all other acts reasonably necessary to accomplish the purposes of this Agreement, including, but not limited to, the furnishing of releases and evidence of payment upon completion of a sale hereunder.

10.3 Sale of Entire Interest. All parties agree that any purchase or sale of all of the Stock of the Shareholder contemplated by and described in this Agreement shall constitute a sale and purchase of any and all interest, claim, title, and right of the Shareholder and his successors and assigns in or to the capital stock of the Company, including, without limitation, the goodwill, accounts receivable, contract rights, accrued time, and all other property or assets of the Company, tangible or intangible. All parties further agree and acknowledge that consideration has been given to all of these factors in determining the purchase price as described and established herein.

10.4 Specific Performance. If any party subject to this Agreement fails or refuses to fulfill the obligations required to be made or delivered by him by this Agreement, or to make any payment or deliver any instrument required to be made or delivered by him under this Agreement, then any other party hereto shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other remedies at law or in equity to which such party might be entitled.

10.5 Attorneys’ Fees. If this Agreement, or any part hereof, or any obligation described herein is placed in the hands of an attorney for collection or enforcement, then the party seeking such enforcement or collection shall be entitled to recover reasonable attorneys’ fees and expenses in addition to such collection or enforcement.

PentaSafe Stock Option Plan and Agreements

10.6 Preemptive Rights. The Shareholder hereby irrevocably waives any rights or claims that may have accrued to his benefit prior to the filing of the Amended Charter with respect to any preemptive rights under Art. 2.22-1A of the Texas Business Corporation Act.

10.7 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to the principles of conflicts of law.

10.8 Entire Agreement. This Agreement constitutes the entire agreement and undertaking between parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties with respect to the subject matter hereof. There are no oral or written agreements, understandings, representations or warranties between the parties hereto with respect to the subject matter hereof other than those set forth in this Agreement.

10.9 Amendment. (a) This Agreement supersedes all prior agreements among the parties with respect to the subject matter hereof. This instrument contains the entire agreement among the parties with respect to such subject matter and may not be amended, supplemented, or discharged, and no provision hereof may be modified or waived, except by an instrument in writing signed by the Company and the Shareholder.

(b) No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party.

10.10 Agreement to be Bound. Notwithstanding anything in this Agreement to the contrary, unless otherwise agreed to in writing by the Company, no assignment, conveyance, sale, encumbrance or other transfer of Stock otherwise permitted or required by this Agreement shall be effective unless and until the transferee (and such transferee’s spouse, if such transferee is married) shall execute and deliver to the Company an Exercised Option Agreement in form and substance similar to this Agreement; each person to whom an assignment, conveyance, sale or other transfer of Stock is permitted by this Agreement who receives an assignment, conveyance, sale or other transfer of Stock during the period when this Agreement is in effect, and who agrees in writing to be bound by such Exercised Option Agreement, shall thereafter become the “Shareholder” for all purposes of this Agreement.

10.11 Pronouns. All pronouns, nouns, and other terms used in this Agreement shall include the masculine, feminine, neuter, singular, and plural forms thereof, wherever appropriate to the context.

10.12 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or

PentaSafe Stock Option Plan and Agreements

unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision, and (d) there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be practicable.

10.13 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any such counterpart may be executed by facsimile signature with only verbal confirmation, and when so executed and delivered shall be deemed an original and such counterparts together shall constitute only one original.

10.14 Headings. All headings herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

10.15 Notices. Any notices under this Agreement will be in writing and will be deemed served by one party on the other if it is (i) delivered personally, (ii) sent by overnight courier, (iii) sent by prepaid first class mail or (iv) sent by facsimile (with verbal confirmation) and addressed to the party to whom it is to be given, at the address set forth on the signature page to this Agreement, and any such notice will be deemed given upon delivery thereof; provided, however, that in the case of the termination of employment of, Disability of, death of the Spouse of, dissolution of marriage of, change in corporate control of or encumbrance of Stock by, the Shareholder as specified in Article 2, notice of an offer pursuant to Article 2 shall be deemed received as specified in Article 2. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

10.16 No Third Party Rights. This Agreement is not intended and may not be construed to create any rights (including third party beneficiary rights) in any parties other than the Shareholder, the Company and their respective successors and permitted assignees.

10.17 Jurisdiction. Each party hereto (i) hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas located in Harris County and the United States District Court for the Southern District of Texas, for the purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof or any of the transactions contemplated hereby brought by any of the parties hereto or their successors or assigns, (ii) hereby irrevocably agrees that all claims in respect of such suits, actions or proceedings may be heard and determined in such Texas State court or, to the fullest extent permitted by law, in the United States District Court for the Southern District of Texas and (iii) to the extent permitted by applicable law, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the

PentaSafe Stock Option Plan and Agreements

jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. A final judgement obtained in respect of any action, suit or proceeding referred to in this Section 10.17 shall be conclusive and may be enforced in other jurisdictions by suit or judgement or in any manner as provided by applicable law.

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PentaSafe Stock Option Plan and Agreements

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PENTASAFE SECURITY TECHNOLOGIES, INC.
Park Towers North
1233 West Loop South, Suite 1800
Houston, Texas 77027

By:
Douglas J. Erwin
President and Chief Executive Officer

SHAREHOLDER

EXERCISED

OPTION RESTRICTION AGREEMENT

between

PENTASAFE SECURITY TECHNOLOGIES, INC.

and

DATED AS OF

PentaSafe Stock Option Plan and Agreements

NON-SOLICITATION AND NON-COMPETITION

AGREEMENT

THIS ANNEX D is hereby appended and made a part of the Stock Option Grant Agreement, dated as of the Grant Date, between PentaSafe Security Technologies, Inc., a Texas corporation (the “Company”), and             , the Optionee, an employee of the Company or a Subsidiary or Affiliate of the Company.

In consideration of the mutual covenants contained herein and in the Grant Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. As an employee of the Company, Optionee understands that Optionee will obtain information of a proprietary or confidential nature relating to the present or future business or products of the Company, its affiliate entities or customers (all of such information is hereinafter referred to as “Confidential Information”), the value of which will be destroyed or seriously diminished by improper use or disclosure.

2. The Company hereby promises to make available to Optionee its Confidential Information in exchange for Optionee’s promise to use this information solely for the Company’s benefit subject to the conditions and restrictions set forth below. In consideration of the Company’s provision for Optionee of its Confidential Information, Optionee’s employment by the Company and its successors or assigns and the compensation paid and to be paid to Optionee by the Company, Optionee hereby agrees to the below terms.

3. In order to protect the Company’s Confidential Information, Optionee agrees that (i) during the period of Optionee’s employment by the Company, Optionee will not, without the Company’s express written consent, engage in any employment or business activity other than for the Company, and (ii) Optionee agrees further that for the period of Optionee’s employment by the Company and for one (1) year after the date of the termination (for any reason) of Optionee’s employment with the Company, Optionee will not, in any state in which the Company is doing business or has done business within the prior one year period, directly, or indirectly, for Optionee or on behalf of or in conjunction with any other person or entity:

(a)	solicit, induce, hire, engage, or attempt to hire or engage any employee of the Company, or in any other way interfere with the Company’s contractual or employment relations with any of its employees, nor will Optionee hire or engage or attempt to hire or engage any individual who was an employee of the Company at any time during the one year period immediately prior to the termination of Optionee’s employment with the Company;

PentaSafe Stock Option Plan and Agreements

(b)	contact, call upon or solicit any client or customer of the Company (other than on behalf of the Company), or otherwise divert or take away from the Company the business of any client or customer of the Company; or

(c)	contact, call upon or solicit any prospective client or customer of the Company (other than on behalf of the Company) of whom Optionee became aware or was introduced to in the course of Optionee’s duties for the Company, or otherwise divert or take away from the Company the business of any prospective client or customer of the Company whose business is a corporate opportunity of the Company.

(d)	own, control, manage, invest in, loan money to, represent, render any service or advice to or act as an officer, director, employee, agent, representative, partner or independent contractor of any entity that is in competition with the Company, or that competes with the Company for client accounts that Optionee solicited or serviced while employed by the Company, or that develops software similar to that developed by PentaSafe while Optionee was employed by PentaSafe.

4. Inevitable Disclosure. I acknowledge that PentaSafe has a compelling business interest in protecting its customer relationships and preventing unfair competition stemming from the use or disclosure of Confidential Information and that I would inevitably have to draw on such Confidential Information if I were to work for or with a competitor of PentaSafe or solicit or service clients of PentaSafe on behalf of a competing business enterprise.

5. Injunctive Relief and Attorneys’ Fees. Optionee agrees that if Optionee violates any provision of Section 3 of this Agreement, appropriate relief by a court will include injunctive and equitable relief, including a temporary restraining order, preliminary and permanent injunction, and other relief that may require that the terms of Section 3 be extended for a period of one year commencing on the date of Optionee’s last violation of this Agreement, and that Optionee will be responsible for all attorneys’ fees, costs and expenses incurred by the Company by reason of any action relating to this Agreement, and that the Company will be entitled to such additional relief that a court deems appropriate.

6. Unenforceable Provision. In the event that any provision, portion or clause of this Agreement is found to be unenforceable by a court of competent jurisdiction, then that provision, portion or clause shall be reformed to provide the greatest level of protection to the Company permitted under law or severed (if no enforcement is permitted) and the balance of the Agreement shall remain in full force and effect.

7. Non-Waiver. The waiver by the Company of Optionee’s breach of any provision of this Agreement shall not operate or be construed as a waiver of the Company’s rights upon any subsequent breach by Optionee.

PentaSafe Stock Option Plan and Agreements

8. Jurisdiction. The Optionee and the Company (i) hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Texas located in Harris County and the United States District Court for the Southern District of Texas, for the purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof or any of the transactions contemplated hereby brought by the Optionee or the Company or their respective successors or assigns, (ii) hereby irrevocably agree that all claims in respect of such suits, actions or proceedings may be heard and determined in such Texas State court or, to the fullest extent permitted by law, in the United States District Court for the Southern District of Texas and (iii) to the extent permitted by applicable law, hereby irrevocably waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Grant Agreement or the subject matter thereof may not be enforced in or by such court.

9. Amendment or Modifications. No amendment or modification of this Agreement or of any covenant, condition, or limitation of this Agreement, shall be binding or valid unless contained in a writing signed by an authorized representative of the Company. It is further agreed that the provisions of this Section may not be waived.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day of the Grant Date.

PENTASAFE SECURITY TECHNOLOGIES, INC.

By:
Name:
Title:

PentaSafe Stock Option Plan and Agreements